UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Nuveen Maryland Quality Municipal Income Fund (NMY)
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

FOR IMMEDIATE RELEASE

Nuveen Closed-End Funds Announce Postponement of Annual Meeting of Shareholders Originally Scheduled for April 8, 2020 and Change to a Virtual Meeting

CHICAGO, IL, April 2, 2020. The following Nuveen closed-end funds (each, a “Fund” and collectively, the “Funds”) announced today that each Fund’s 2020 Annual Meeting of Shareholders (the “Meeting”) has been postponed and that the meeting will be held as a virtual meeting:

Nuveen All Cap Energy MLP Opportunities Fund (JMLP)

Nuveen Core Equity Alpha Fund (JCE)

Nuveen Credit Opportunities 2022 Target Term Fund (JCO)

Nuveen Credit Strategies Income Fund (JQC)

Nuveen Diversified Dividend and Income Fund (JDD)

Nuveen Dow 30SM Dynamic Overwrite Fund (DIAX)

Nuveen Emerging Markets Debt 2022 Target Term Fund (JEMD)

Nuveen Energy MLP Total Return Fund (JMF)

Nuveen Floating Rate Income Fund (JFR)

Nuveen Floating Rate Income Opportunity Fund (JRO)

Nuveen Georgia Quality Municipal Income Fund (NKG)

Nuveen Global High Income Fund (JGH)

Nuveen High Income 2020 Target Term Fund (JHY)

Nuveen High Income November 2021 Target Term Fund (JHB)

Nuveen High Income 2023 Target Term Fund (JHAA)

Nuveen Intermediate Duration Municipal Term Fund (NID)

Nuveen Intermediate Duration Quality Municipal Term Fund (NIQ)

Nuveen Maryland Quality Municipal Income Fund (NMY)

Nuveen Minnesota Quality Municipal Income Fund (NMS)

Nuveen Missouri Quality Municipal Income Fund (NOM)

Nuveen Mortgage and Income Fund (JLS)

Nuveen Multi-Market Income Fund (JMM)

Nuveen Municipal 2021 Target Term Fund (NHA)

Nuveen NASDAQ 100 Dynamic Overwrite Fund (QQQX)

Nuveen Preferred & Income Opportunities Fund (JPC)

Nuveen Preferred & Income Securities Fund (JPS)

Nuveen Preferred and Income 2022 Term Fund (JPT)

Nuveen Preferred and Income Term Fund (JPI)

Nuveen Real Asset Income and Growth Fund (JRI)

Nuveen Real Estate Income Fund (JRS)

Nuveen S&P 500 Buy-Write Income Fund (BXMX)

Nuveen S&P 500 Dynamic Overwrite Fund (SPXX)

Nuveen Senior Income Fund (NSL)

Nuveen Short Duration Credit Opportunities Fund (JSD)

Nuveen Tax-Advantaged Dividend Growth Fund (JTD)

Nuveen Tax-Advantaged Total Return Strategy Fund (JTA)

Nuveen Virginia Quality Municipal Income Fund (NPV)

In light of public health concerns regarding the ongoing coronavirus disease 2019 (COVID-19) pandemic, the Meeting originally scheduled to be held on Wednesday, April 8, 2020 will be postponed to Wednesday, April 22, 2020 at 2:00 p.m., Central time. The January 13, 2020 record date for determining shareholders entitled to vote at the Meeting remains unchanged. Additionally, the Meeting will be held in a virtual meeting format only. Shareholders will not be able to attend the Meeting in person. These changes have been made out of an abundance of caution and are intended to support the health and well-being of shareholders.

Any shareholder of record of a Fund as of the close of business on January 13, 2020 is entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof. Shareholders may participate in the Meeting at www.meetingcenter.io/267997406 by entering the control number found on the shareholder’s proxy card and password NUV2020 at the date and time of the Meeting. Shareholders may vote during the Meeting by following the instructions that will be available on the Meeting website during the Meeting.

If a shareholder holds shares through an intermediary, such as a bank or broker, the shareholder must register in advance to attend the Meeting. To register, the shareholder must submit proof of his or her proxy power (legal proxy) reflecting his or her Fund holdings along with his or her name and email address to Computershare Fund Services, the Funds’ tabulator. Shareholders may email an image of the shareholder’s legal proxy to legalproxy@computershare.com. Requests for registration must be received no later than 5:00 p.m., Central time, on Monday, April 20, 2020. Shareholders will receive a confirmation email from Computershare of the shareholder’s registration and a control number that will allow the shareholder to vote at the Meeting.

Whether or not a shareholder plans to attend the Meeting, the Funds urge shareholders to vote and authorize the shareholder’s proxy in advance of the Meeting by one of the methods described in the proxy materials for the Meeting. The Funds’ Joint Proxy Statement is available on the Internet at http://www.nuveenproxy.com/Closed-End-Fund-Proxy-Information/. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in date or the new format of the Meeting, and may continue to be exercised to vote a shareholder’s shares in connection with the Meeting.

For more information, please visit Nuveen’s CEF homepage www.nuveen.com/closed-end-funds or contact:

Advisors:

800-752-8700

Investors:

800-257-8787

Media:

media-inquiries@nuveen.com

About Nuveen

Nuveen, the investment manager of TIAA, offers a comprehensive range of outcome-focused investment solutions designed to secure the long-term financial goals of institutional and individual investors. Nuveen has $1.1 trillion in assets under management as of 31 December 2019 and operations in 24 countries. Its investment specialists offer deep expertise across a comprehensive range of traditional and alternative investments through a wide array of vehicles and customized strategies. For more information, please visit www.nuveen.com.

Nuveen Securities, LLC, member FINRA and SIPC.

The information contained on the Nuveen website is not a part of this press release.

EPS-1139383PR-E0420X

###

3